UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 East Main Street Warsaw, Indiana		46580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2014, Zimmer Holdings, Inc. (the “Company”) entered into a 364-day bridge credit agreement and the Company and certain of its subsidiaries entered into a multicurrency revolving and term loan credit agreement, as described below.

A. Bridge Credit Agreement:

The 364-Day Credit Agreement (the “Bridge Credit Agreement”) is a 364-day unsecured committed bridge facility in the principal amount of $7.66 billion, among the Company, Credit Suisse AG, Cayman Islands Branch (“CS”), as Administrative Agent, and the lenders named therein. Terms used in this section (A) and not defined have the meanings ascribed to them in the Bridge Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Funding of loans under the Bridge Credit Agreement is conditioned on, among other things, the consummation of the acquisition of LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (the “Biomet Acquisition”), pursuant to that certain Agreement and Plan of Merger, dated as of April 24, 2014, among the Company, Owl Merger Sub, Inc. and LVB (the “Merger Agreement”). A copy of the Merger Agreement is filed as Exhibit 2.1 to the Current Report on Form-8-K filed by the Company on April 30, 2014. The loans under the Bridge Credit Agreement will mature 364 days after the funding date of the loans.

The Bridge Credit Agreement requires the Company to reduce unused commitments and prepay the loans with 100% of the net cash proceeds received from specified asset sales, issuances or sales of equity and incurrences of borrowed money indebtedness (including indebtedness incurred to finance the Biomet Acquisition in lieu of borrowings under the Bridge Credit Agreement), subject to certain exceptions. The commitments under the Bridge Credit Agreement automatically terminate on the earliest to occur of the funding and disbursement of the loans to the Company on the funding date, the “Outside Date” as defined in the Merger Agreement, as such date may be extended pursuant to the Merger Agreement, or termination of the Merger Agreement.

The proceeds of loans under the Bridge Credit Agreement may only be used by the Company to fund, in part, the Biomet Acquisition, including the payment of any indebtedness of LVB and its subsidiaries, and to pay all or a portion of the costs incurred by the Company or any of its subsidiaries in connection with the Biomet Acquisition.

The loans under the Bridge Credit Agreement will bear interest at floating rates based upon LIBOR, plus an applicable margin determined by reference to the Company’s senior unsecured long-term credit rating or at an alternate base rate.

The Company will pay duration fees based on the outstanding principal amount of the loans in amounts and on dates specified in the Bridge Credit Agreement. In addition, the Company will pay a ticking fee on the daily actual unused commitment of each lender for the period from and including July 23, 2014 through the day the commitments under the Bridge Credit Agreement terminate.

The Bridge Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets. The Bridge Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 5.0 to 1.0. If the Company falls below an investment grade credit rating, additional restrictions would result, including restrictions on investments and payment of dividends.

B. Multicurrency Revolving and Term Loan Credit Agreement:

The Credit Agreement (the “Credit Agreement”) is a (x) 5-year unsecured term loan facility for the Company in the principal amount of $3.0 billion (the “Term Facility”) and (y) a 5-year unsecured multicurrency revolving facility for the Company and certain of its subsidiaries in the principal amount of $1.35 billion (the “Multicurrency Revolving Facility”) among the Company, Zimmer K.K., Zimmer Investment Luxembourg SARL, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein. Terms used in this section (B) and not defined have the meanings ascribed to them in the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.2.

The Multicurrency Revolving Facility replaces the Company’s existing credit agreement, dated as of May 9, 2012, among the Company, Zimmer K.K., Zimmer Investment Luxembourg SARL, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein. The existing credit agreement provided for a $1.35 billion revolving credit facility maturing on May 9, 2017, with two available one-year extensions at the Company’s discretion.

The Multicurrency Revolving Facility will mature on May 29, 2019, with two available one-year extensions at the Company’s discretion. Borrowings under the Multicurrency Revolving Facility will be used for general corporate purposes.

The availability of the Term Facility is conditioned on, among other things, the consummation of the Biomet Acquisition. Borrowings under the Term Facility will mature five years after the Term Loan Funding Date. Borrowings under the Term Facility may only be used by the Company to fund, in part, the Biomet Acquisition, including the payment of any indebtedness of LVB and its subsidiaries, and to pay all or a portion of the costs incurred by the Company or any of its subsidiaries in connection with the Biomet Acquisition.

The Credit Agreement requires the Company to reduce Term Facility unused commitments and prepay the loans under the Term Facility with 100% of the net cash proceeds received from specified asset sales, issuances or sales of equity and incurrences of borrowed money indebtedness, subject to certain exceptions. The commitments under the Term Facility automatically terminate on the earliest to occur of the funding and disbursement of the loans to the Company on the Term Loan Funding Date, the “Outside Date” as defined in the Merger Agreement, as such date may be extended pursuant to the Merger Agreement, or termination of the Merger Agreement.

Borrowings under the Credit Agreement will bear interest at floating rates based upon indices determined by the currency of the borrowing, plus an applicable margin determined by reference to the Company’s senior unsecured long-term credit rating or at an alternate base rate, or, in the case of borrowings under the Multicurrency Revolving Facility only, at a fixed rate determined through a competitive bid process.

The Company will pay a facility fee on the aggregate amount of the Multicurrency Revolving Facility at a rate determined by reference to the Company’s senior unsecured long-term credit rating. The Company will pay a ticking fee on the daily actual unused commitment of each lender under the Term Facility for the period from and including July 23, 2014 through the day the commitments under the Term Facility terminate.

The Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets. The Credit Agreement also requires that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of (x) for periods prior to the Term Loan Funding Date, no greater than 3.0 to 1.0 and (y) for periods after the Term Loan Funding Date, no greater than 5.0 to 1.0 . If the Company falls below an investment grade credit rating, additional restrictions would result, including restrictions on investments and payment of dividends.

The obligations of the Borrowers (other than the Company) under the Credit Agreement are guaranteed by the Company.

The foregoing descriptions of the Bridge Credit Agreement and the Credit Agreement are qualified in their entirety by reference to the full text of the Bridge Credit Agreement and the Credit Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

In the ordinary course of business, certain of the lenders under the Bridge Credit Agreement and the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation. Credit Suisse Securities (USA) LLC is acting as exclusive financial advisor to the Company in connection with the Biomet Acquisition.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	364-Day Credit Agreement, dated as of May 29, 2014, among the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the lenders named therein.

10.2	Credit Agreement, dated as of May 29, 2014, among the Company, Zimmer K.K., Zimmer Investment Luxembourg SARL, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.

Dated: June 4, 2014	By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	364-Day Credit Agreement, dated as of May 29, 2014, among the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and the lenders named therein.

10.2	Credit Agreement, dated as of May 29, 2014, among the Company, Zimmer K.K., Zimmer Investment Luxembourg SARL, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein.